We hereby consent to the use of our name and to the description of our opinion letter, dated July 16, 1997 under the captions "SUMMARY -- Opinions of Financial Advisors", "THE MERGER -- Opinion of of STF Financial Advisor" and " THE MERGER -- Background of the Merger; Material Contacts Between the Parties" in, and to the inclusion of such opinion letter as Annex C to, the Joint Proxy Statement/Prospectus of Tel-Save Holdings, Inc. and Shared Technologies Fairchild Inc., which Joint Proxy Statement/Prosectus is part of the Registration Statement on Form S-4 of Tel-Save Holdings, Inc. By giving such consent we do not thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "expert" as used in, or that we come within the category of persons whose consent is required under the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.


DEUTSCHE MORGAN GRENFELL INC.


By: /s/ Louis B. Cooper                             /s/ Laurence Braham
    -------------------                             -------------------
    Louis B. Cooper                                 Laurence Braham


New York, New York
October 27, 1997